UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2008

CLEARVIEW ACQUISITIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-134648 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

415 Madison Avenue, 15th Floor

New York, New York 10017

(Address of Principal Executive Offices)

(Zip Code)

(646) 673-8427

(Registrant's Telephone Number, Including Area Code)

BLACK SEA OIL, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Amendment to Articles of Incorporation

On November 3, 2008, Clearview Acquisitions, Inc., formerly known as Black Sea Oil, Inc. (the “Registrant”) filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to change its name from “Black Sea Oil, Inc.” to “Clearview Acquisitions, Inc.” The name change was approved by NASDAQ and became effective on November 14, 2008. The Registrant’s trading symbol on the OTC Bulletin Board is now CVAC.OB. A form of the Amended and Restated Articles of Incorporation was filed as an exhibit to the Definitive Information Statement filed with the Securities and Exchange Commission on October 17, 2008.

Reverse Stock Split

Simultaneously with the name change, the Registrant implement a 1 to 1000 reverse stock split of the issued and outstanding shares of common stock, without correspondingly decreasing the number of authorized shares of common stock. Pursuant to the Reverse Split, each post-consolidation share of the Registrant’s common stock is equal to each 1,000 pre-consolidation shares. The Registrant is authorized to issue 1,755,000,000 shares of capital stock, which includes 1,750,000,000 shares of common stock, 180,075 of which are issued and outstanding and 5,000,000 shares of preferred stock, none of which are issued and outstanding.

Private Placement

On November 18, 2008, the Registrant commenced an offering to raise $20,100 in capital by offering 20,100,000 shares of common stock at a purchase price of $0.001 per share. The offering is being made pursuant to a private placement held under Regulations S and D promulgated under the Securities Act of 1933, as amended. The Regulation S and Regulation D Subscription Agreements are attached hereto as Exhibits 10.4 and 10.5, respectively.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

10.4	Form of Regulation S Subscription Agreement
10.5	Form of Regulation D Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARVIEW ACQUISITIONS, INC.

By:	/s/ Tatiana Mikitchuk
Name:	Tatiana Mikitchuk
Title:	President

Date: November 18, 2008